UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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TASER International, Inc.

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TASER INTERNATIONAL, INC.
17800 North 85th Street
Scottsdale, Arizona 85255

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 28, 2008

To Our Stockholders:
          The 2008 Annual Meeting of Stockholders (the “Annual Meeting”) of TASER International, Inc. (the “Company”) will be held at 10:00 a.m. (Mountain Standard Time) on Wednesday, May 28, 2008 at the Company’s principal executive office building located at 17800 North 85th Street, Scottsdale, Arizona 85255 for the following purposes:
1.	Electing three Class B directors of the Company for a term of three years;

2.	Ratifying the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2008; and

3.	Transacting such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.
          Only holders of the Company’s Common Stock at the close of business on April 11, 2008 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Stockholders may vote in person or by proxy. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by stockholders at the time and place of the Annual Meeting and during ordinary business hours, for a period of 10 days prior to the Annual Meeting, at the principal executive offices of the Company at the address listed above.
By Order of the Board of Directors,
/s/ DOUGLAS E. KLINT
Douglas E. Klint
Corporate Secretary
Scottsdale, Arizona
April 25, 2008
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

TASER INTERNATIONAL, INC.
17800 North 85th Street
Scottsdale, Arizona 85255
PROXY STATEMENT
2008 Annual Meeting of Stockholders

          This Proxy Statement is furnished in connection with the TASER International, Inc. (the “Company”) 2008 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m. (Mountain Standard Time) on Wednesday, May 28, 2008 at the Company’s principal executive office located at 17800 North 85th Street, Scottsdale, Arizona 85255, and at any continuation, adjournment or postponement thereof. The Board of Directors of the Company is soliciting proxies. If proxies in the accompanying form are properly executed, dated and returned prior to the voting at the Annual Meeting, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given on a properly executed and returned proxy, the shares of Common Stock represented thereby will be voted for election of the directors named in this Proxy Statement, for ratification of the appointment of the independent registered public accounting firm, and in support of the recommendations of management on such other business as may properly come before the Annual Meeting or any adjournments, continuations or postponements thereof.
          Any proxy may be revoked by a stockholder prior to its exercise upon (i) written notice to the Secretary of the Company, (ii) by delivering a duly executed proxy bearing a later date, or (iii) by voting in person at the Annual Meeting. The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxies and proxy material to their principals. In addition to solicitation by mail, proxies may be solicited personally by the Company’s officers and employees, or by telephone, facsimile or electronic transmission or express mail. This Proxy Statement is first being mailed to stockholders on or about April 25, 2008.
VOTING
          Holders of record of the Company’s Common Stock on April 11, 2008 will be entitled to vote at the Annual Meeting or any continuation, adjournment, or postponement thereof. As of the record date, there were 63,430,530 shares of Common Stock outstanding and entitled to vote. The presence in person or by proxy of persons holding a majority of these shares, or 31,715,266 shares, will constitute a quorum for the transaction of business. Each share of Common Stock entitles the holder to one vote on each matter that may properly come before the Annual Meeting. Stockholders are not entitled to cumulative voting in the election of directors. Abstentions and withheld votes will be counted in determining whether a quorum is present for the Annual Meeting. If a stockholder holds shares through a nominee, such as a brokerage firm, and such nominee does not have discretionary voting power with respect to a proposal and has not received voting instructions from the beneficial owner, a broker “non-vote” occurs. Broker non-votes are only counted in determining whether a quorum is present.
          Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Therefore, the three director-nominees receiving the highest number of votes will be elected. Abstentions and broker non-votes are not treated as votes cast and, therefore, will have no effect on the proposal to elect directors. The affirmative vote of a majority of the votes entitled to vote and present at the Annual Meeting is required to approve any other proposals. Abstentions and broker non-votes are not treated as votes cast and, therefore, will have no effect on any such proposal.

PROPOSAL ONE:
ELECTION OF DIRECTORS
          The Board of Directors is elected by and accountable to the stockholders. The Board of Directors is comprised of nine directors. The directors are divided into three classes comprised as follows: three directors each in Class A, Class B, and Class C. One class is elected each year for a three-year term. The three director nominees in Class B, who would serve a regular three-year term until the annual meeting of stockholders in 2011, or until their respective successors are elected and qualified, are: Patrick W. Smith, Mark W. Kroll and Judy Martz. As discussed above, the three nominees for director receiving the highest number of votes will be elected to the Board of Directors.
          Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below.
          If any nominee is unable or unwilling to serve as a director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the other nominees named without nomination of a substitute, or the number of directors may be reduced accordingly. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected a director.
          The Board of Directors recommends a vote FOR the election of Patrick W. Smith, Mark W. Kroll and Judy Martz.
          The following table sets forth certain information about each nominee for election to the Board of Directors and each continuing director.

				Expiration of
Name	Age	Positions	Director Since	Current Term
Nominees for Election
Class B (for three-year term)
Patrick W. Smith	37	Chief Executive Officer and Director	1993	2008
Mark W. Kroll	56	Director	2003	2008
Judy Martz (1)(2)(3)(4)	64	Director	2005	2008

Directors Continuing in Office
Class A
John S. Caldwell(1)(2)(4)	63	Director	2006	2010
Bruce R. Culver(1)(3)	62	Director	1994	2010
Michael Garnreiter(1)(3)(4)	56	Director	2006	2010

Class C
Thomas P. Smith	40	Chairman of the Board of Directors	1993	2009
Matthew R. McBrady(1)(2)(4)	37	Director	2001	2009
Richard H. Carmona	58	Director	2007	2009

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating Committee.

(4)	Member of the Litigation Committee.
Directors
Nominees for Election at the Annual Meeting
          Patrick W. Smith. Mr. Smith has served as Chief Executive Officer and as a director of the Company since 1993. He is a co-founder of the Company. Mr. Smith holds a B.S. degree in Biology and Neurobiology from Harvard University, an M.B.A. degree from the University of Chicago, and a Masters Degree in International Finance from the University of Leuven in Leuven, Belgium.

          Mark W. Kroll Ph.D. Dr. Kroll has served as a director of the Company since January 2003. He retired from St. Jude Medical Inc. in July 2005, where he held various executive level positions since 1995, most recently as Senior Vice President and Chief Technology Officer, Cardiac Rhythm Management Division. Dr. Kroll holds a B.S. degree in Mathematics and a M.S. degree and a Ph.D. degree in Electrical Engineering from the University of Minnesota and a M.B.A. degree from the University of St. Thomas. Dr. Kroll is a director of Haemonetics (NYSE: HAE) and several private companies.
          Judy Martz. Ms. Martz has served as a director of the Company since April 2005. From January 2001 through January 2004, Ms. Martz was Governor of the State of Montana and was Lieutenant Governor of the State of Montana from January 1996 through January 2000. From 1989 through 1995 Ms. Martz served as state representative for U.S. Senator Conrad Burns and campaigned with Governor Marc Racicot during part of 1995 and 1996.
          Incumbent Directors Whose Terms of Office Continue After the Annual Meeting
          Lt. General (USA, Retired) John S. Caldwell. General Caldwell has served as a director of the Company since June 2006. General Caldwell is currently Executive Vice President, Defense Solutions, Perot Systems Government Services and has held that position since February 2007. General Caldwell was Senior Vice President, Defense Information Technology Solutions, QSS Group, Inc. from July 2004 through February 2007 at which time QSS Group Inc. was merged into Perot Systems Government Services. From November 2001 through January 2004, General Caldwell was a Lieutenant General in the United States Army and Military Deputy to the Assistant Secretary of the Army for Acquisition, Logistics and Technology. General Caldwell holds a Bachelor of Science degree from the US Military Academy at West Point, New York and a Master of Science degree in mechanical engineering from the Georgia Institute of Technology. General Caldwell is a director of Puradyn Filter Technologies.
          Bruce R. Culver. Mr. Culver has served as a director of the Company since January 1994. Currently Mr. Culver is the CEO and Chairman of IdealHire, Inc. a recruitment software company he founded in 2001. In 1990, Mr. Culver co-founded and was Chairman of Professional Staff, p.l.c. (PSTF), in England, a human resource staffing company, and served on its Board of Directors until 2001. In March 1993, Mr. Culver acquired California Distribution, a company providing warehouse, transportation and distribution services. In 1985 Mr. Culver founded Lab Support, Inc., now called On Assignment, Inc. (ASGN) and served as its Chairman and a director until 1990. Mr. Culver also serves on the Board of Digital Map Products, Inc. From 1997 until 2001 Mr. Culver served on the Board of Pentawave, Inc., becoming its Chairman in October 2000. Mr. Culver holds B. Sc. and M.S. degrees in Chemistry from University of South Dakota and Montana State University, respectively.
          Michael Garnreiter. Mr. Garnreiter has served as a director of the Company since June 2006. Mr. Garnreiter is currently President of Rising Sun Restaurant Group, L.L.C., a private restaurant operating company and has held that position since August 2006. From April 2002 through June 2006, Mr. Garnreiter was Executive Vice President, Treasurer, and Chief Financial Officer of the Main Street Restaurant Group. Mr. Garnreiter previously served as a general partner of the international accounting firm of Arthur Andersen from 1974 through March 2002. Mr. Garnreiter holds a Bachelor of Science degree in accounting from California State University at Long Beach and is a Certified Public Accountant. Mr. Garnreiter is a director of Knight Transportation Inc. and Amtech Systems.
          Vice Admiral Richard H. Carmona M.D., M.P.H., F.A.C.S. Dr. Carmona has served as a director of the Company since March 2007. Vice Admiral Richard H. Carmona was sworn in as the 17th Surgeon General of the United States on August 5, 2002 and held that position through July 30, 2006. Prior to being named United States Surgeon General, Dr. Carmona was the chairman of the State of Arizona Southern Regional Emergency Medical System, a professor of surgery, public health and family and community medicine at the University of Arizona, and the Pima County Sheriff’s Department surgeon and deputy sheriff. He is currently employed as Vice Chairman of Canyon Ranch and CEO of Canyon Ranch Health in Tucson, Arizona and has held that position since October 1, 2006. Dr. Carmona attended Bronx Community College, of the City University of New York, where he earned his associate of arts degree. Dr. Carmona holds a Bachelor of Science degree and medical degree from the University of California, San Francisco. He has also earned a Masters Degree of public health from the University of Arizona. Dr. Carmona is a director of Clorox.
          Matthew R. McBrady Ph.D. Dr. McBrady has served as a director of the Company since January 2001. From August 1998 through July 1999, Dr. McBrady served as a member of the staff of President Clinton’s Council of

Economic Advisers. Dr. McBrady taught corporate finance and economic courses at the University of Southern California during the summer terms of 1997 and 1998, at Harvard University from September 1996 through May 1997, at Harvard Business School during the spring term of 1998, and taught advanced corporate finance at the Wharton School of Business at the University of Pennsylvania from September 2002 through May 2003. From May 2003 through December 2006, Dr. McBrady taught business administration at the Darden Graduate School of Business Administration at the University of Virginia. Dr. McBrady joined the North American Private Equity group at Bain Capital, LLC in January 2007 where he is currently employed. Dr. McBrady holds a B.A. degree in Economics from Harvard University, a M.S. degree in International Economics from Oxford University (UK), and a Ph.D. degree in Business Economics from Harvard University.
          Thomas P. Smith. Mr. Smith has served as a director of the Company since 1993. Mr. Smith has served as Chairman of the Board of Directors since October 2006 and was President of the Company from April 1994 through October 2006. He is a co-founder of the Company. Mr. Smith holds a B.S. degree in Ecology and Evolutionary Biology from the University of Arizona and a M.B.A. degree from Northern Arizona University.
Executive Officers
          See above biographical information for Patrick W. Smith and Thomas P. Smith who are also executive officers of the Company.
          Kathleen C. Hanrahan (44). Ms. Hanrahan has served as the Company’s President and Chief Operating Officer since October 2006 and previously served as the Company’s Chief Operating Officer from November 2003 to October 2006. Ms. Hanrahan first joined the Company in January 1996 as an internal controls consultant and served as its controller from March 1996 to November 2000 and also served as the Company’s Chief Financial Officer from November 2000 through May 2004.
          Daniel M. Behrend (43). Mr. Behrendt has served as Chief Financial Officer of the Company since April 2004. From 1998 through 2004, Mr. Behrendt served in a number of financial management positions for the Imperial Home Décor Group, including Director of Financial Planning and Analysis, Vice President and Corporate Controller and finally Senior Vice President and Chief Financial Officer. From 1995 to 1998, Mr. Behrendt served as the Manager of Business Planning and Analysis for Teledyne Fluid Systems, a division of Allegheny Teledyne. Mr. Behrendt holds a B.S. degree in Accounting, cum laude, from Mount Union College and a M.B.A. degree from The Weatherhead School of Management at Case Western Reserve University.
          Each officer serves at the discretion of our Board of Directors. No officer is subject to an agreement that requires the officer to serve the Company for a specified number of years although we have entered into employment related agreements with each of our officers. These agreements require notice of termination by the Company in certain situations that are described in further detail in this proxy statement under the heading “Executive Compensation — Employment Agreements and Other Arrangements.”
Family Relationships
          Thomas P. Smith and Patrick W. Smith are brothers. No other family relationships exist among the Company’s directors and executive officers.
Meetings of the Board of Directors
          During the year ended December 31, 2007, the Board of Directors held six meetings. During fiscal year 2007 each director attended at least 75% of all Board meetings and applicable Committee meetings of which they are a member.
Committees of the Board of Directors
          The Board of Directors maintains a standing Audit Committee, Compensation Committee, Nominating Committee and Litigation Committee.

               The following table summarizes the current membership of our standing Board committees, and identifies the chair of each committee and the number of committee meetings held in fiscal 2007:

			Compensation	Nominating	Litigation
	Audit Committee		Committee	Committee	Committee
Number of Meetings	5		2	1	—
Director
Judy Martz	X		X *	X	X
John S. Caldwell	X		X		X *
Bruce R. Culver	X			X *
Michael Garnreiter	X			X	X
Matthew R. McBrady	X	*	X		X

X     =  Member
*      =  Chair
          The function of the Audit Committee is to exercise sole authority with respect to the selection of the Company’s independent registered public accounting firm and the terms of their engagement; review the policies and procedures of the Company and management with respect to maintaining the Company’s books and records; review with the independent registered public accounting firm, upon the completion of their audit, the results of the auditing engagement and any other recommendations the independent registered public accounting firm may have with respect to the Company’s financial, accounting or auditing systems; and review with the independent registered public accounting firm, upon the completion of their quarterly review of the Company’s financial statements, the results of the quarterly review and any other recommendations the independent registered public accounting firm may have in connection with their review. The Report of the Audit Committee for the year ended December 31, 2007 is included in this Proxy Statement.
          The Compensation Committee determines salaries, stock options and bonuses and considers employment agreements for appointed officers of the Company, and prepares reports on these matters; considers, reviews and grants options under the Company’s compensation plans and administers such plans; and considers matters of director compensation, benefits and other forms of remuneration. The Compensation Committee Report for the year ended December 31, 2007 is included in this Proxy Statement. See “Compensation Discussion and Analysis” for more information regarding the Compensation Committee.
          The Nominating Committee is charged with identifying qualified candidates for nomination for election to the Board of Directors, obtaining the consent of the candidates to the nomination, and nominating such consenting candidates for election; and reviewing and making recommendations to the Board of Directors concerning the composition and size of the Board and its committees. The Nominating Committee will consider nominees recommended by stockholders provided such recommendations are made in accordance with procedures described in this

Proxy Statement under “Stockholder Proposals.” When considering a potential director candidate, the Nominating Committee looks for demonstrated character, judgment, relevant business, functional and industry experience, and a high degree of business, engineering, medical, or law enforcement acumen. The Nominating Committee’s process for identifying and evaluating nominees typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. There are no differences in the manner in which the Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. The Company has not historically paid third parties to identify or assist in identifying or evaluating potential nominees.
          The Litigation Committee was established in July 2006 for the purpose of reviewing, approving and ensuring that any settlement of pending litigation against the Company or its officers and directors is fair, reasonable and in the best interests of the Company’s stockholders. No member of the Litigation Committee was a named party in any pending litigation.
          The Audit Committee, Compensation Committee, and the Nominating Committee have each adopted charters that govern their respective authority, responsibilities and operation. The charters of the Audit Committee, Compensation Committee and the Nominating Committee are available on our Web site at www.taser.com.
Audit Committee Financial Experts
          Matthew McBrady and Michael Garnreiter, independent directors of the Company, are audit committee financial experts within the meaning of that term under applicable rules promulgated by the SEC. Information about the past business and educational experience of Messrs. McBrady and Garnreiter is included in this Proxy Statement under the heading “Proposal One: Election of Directors—Directors”. The Board has also determined that each current member of the Audit Committee is financially competent under the current listing standards of NASDAQ.
Director Independence
          As of the date of this Proxy Statement, based upon the information submitted by each of its directors, the Board has made a determination that a majority of our current Board is independent as that term is defined by NASDAQ listing standards and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”). The following directors are currently deemed “independent” by the Board: John S. Caldwell, Bruce R. Culver, Michael Garnreiter, Judy Martz, Matthew R. McBrady and Richard H. Carmona.
          Each of these directors are also “non-employee directors” (within the meaning of Rule 16b-3 under the Exchange Act) and all, except for Mr. Culver, are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and related Treasury Regulations. In addition, John S. Caldwell was appointed Lead Independent Director in April 2007. As of the date of this Proxy Statement, all of our Board committees’ members have been determined to be independent directors and to also meet any additional “independence” standards applicable to functioning in any committee in which such director serves, including the more stringent Audit Committee independence criteria.
Stockholder Communications with Directors
          Stockholders may communicate with members of the Board of Directors by mail addressed to the Chairman, any other individual member of the Board, to the full Board, or to a particular committee of the Board. In each case, such correspondence should be sent to the Company’s headquarters at 17800 North 85th Street, Scottsdale, AZ 85255. All stockholder communications will be forwarded to each individual member of the Board.
Director Attendance at Annual Meetings of Stockholders
          Directors are encouraged by the Company to attend each annual meeting of stockholders if their schedules permit. All directors, except for Richard Carmona, attended the 2007annual meeting of stockholders and all of the directors are expected to be in attendance at the 2008 Annual Meeting.

Code of Ethics
          The Company has adopted a Code of Ethics which is applicable to all employees, directors and consultants of the Company. A copy of the Company’s Code of Ethics is published and available on the Company’s website at www.taser.com. The Company intends to disclose future amendments to provisions of the Code of Ethics, or waivers of such provisions granted to executive officers, on the Company’s website within four business days following the date of such amendment or waiver, unless otherwise required by Nasdaq rules to disclose such event on Form 8-K.
COMPENSATION OF DIRECTORS
          Members of the Board of Directors who are officers of the Company are not separately compensated for serving on the Board of Directors. Directors who are not officers of the Company are paid $7,500 per quarter and are eligible to receive option grants under the 2004 Outside Directors Stock Option Plan. The chairman of the Audit Committee receives an additional $2,500 per quarter, and the chairman of the Board of Directors and the chairman of the Compensation Committee each receive an additional $1,250 per quarter. The Lead Independent Director receives an additional $8,000 per month, effective November 1, 2007. All directors are also reimbursed for expenses incurred in connection with their attendance at meetings.
          Pursuant to the 2004 Outside Directors Stock Option Plan, new directors receive an initial grant of stock options equal to $150,000 in face value of the Company’s common stock underlying the stock options. Subsequent annual options grants are equal to $40,000 in face value of the Company’s common stock underlying the stock options. The strike price of both initial and subsequent grants is equal to the closing price reported by Nasdaq on the day before the grant date. Annual option awards are granted on the date of the Company’s Annual Stockholders Meeting
DIRECTOR COMPENSATION TABLE
          The following table summarizes the compensation paid to non-employee directors for the fiscal year ended December 31, 2007.

	Fees Earned or	Option Awards (2)	All Other
Name (1)	Paid in Cash ($)	($)	Compensation (3) ($)	Total ($)
Matthew R. McBrady	40,000	7,066	—	47,066
Bruce R. Culver	35,000	11,035	—	46,035
Judy Martz	30,000	113,754	—	143,754
Mark W. Kroll	30,000	11,035	227,000	268,035
Michael Garnreiter	30,000	24,681	—	54,681
John S. Caldwell	49,750	24,788	—	74,538
Richard H. Carmona (4)	22,500	33,945	—	56,445

(1)	Thomas P. Smith our Chairman of the Board and Patrick W. Smith our Chief Executive Officer, are not included in this table as they are employees of the Company and thus receive no compensation for their services as a director. Their compensation received as employees of the Company is shown in the Summary Compensation Table.

(2)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with SFAS 123(R). Pursuant to SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions included in the calculation of this amount for the fiscal year ended December 31, 2007 are included in footnote 1p to our financial statements for the fiscal year ended December 31, 2007, included in our Annual Report on Form 10-K filed with the SEC.

The following table shows the aggregate number of outstanding option awards for the Company’s independent directors as of December 31, 2007 as well as option awards granted in 2007 and the grant date fair value of options granted in 2007.

		2007 Option Awards
	Aggregate			Grant Date
	Options			Fair Value
Name	Outstanding	Options Granted	Grant Date	($)
Matthew R. McBrady	173,815	3,972	5/25/2007	19,781
Bruce R. Culver	95,481	3,972	5/25/2007	19,781
Judy Martz	68,147	3,972	5/25/2007	19,781
Mark W. Kroll	133,813	3,972	5/25/2007	19,781
Michael Garnreiter	23,277	3,972	5/25/2007	19,781
John S. Caldwell	27,857	3,972	5/25/2007	19,781
Richard H. Carmona	19,405	19,405	3/8/2007	73,933
Richard H. Carmona	3,972	3,972	5/25/2007	19,781

(3)	Other compensation for Mr. Kroll represents fees for consultancy services provided.

(4)	Mr. Carmona joined the Board of Directors effective March 8, 2007.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
          The Company does not maintain a written related transaction policy. It is the Company’s policy, however, that all related party transactions will be reviewed by its Board of Directors and the Audit Committee. The Company’s policies are evidenced by the respective meeting minutes that document such reviews. Further, it is the policy of the Company’s Board of Directors that all proposed transactions by the Company with its directors, officers, five-percent stockholders and their affiliates be entered into or approved only if such transactions are on terms no less favorable to the Company than it could obtain from unaffiliated parties, are reasonably expected to benefit the Company and are approved by the Audit Committee. The Audit Committee is authorized to consult with independent legal counsel at the Company’s expense in determining whether to approve any such transaction.
          Aircraft charter
          The Company reimburses Thomas P. Smith, Chairman of the Company’s Board of Directors and Patrick W. Smith, Chief Executive Officer, for business use of their personal aircraft. For the year ended December 31, 2007, the Company incurred expenses of approximately $394,000 and $54,000 to Thomas P. Smith and Patrick W. Smith, respectively. At December 31, 2007, the Company had outstanding payables of approximately $27,000 and $0 to Thomas P. Smith and Patrick W. Smith, respectively. Management believes that the rates charged by Thomas P. Smith and Patrick W. Smith are equal to or below commercial rates the Company would pay to charter similar aircraft from independent charter companies.
          TASER Foundation
          In November 2004, the Company established the TASER Foundation. The TASER Foundation is an Internal Revenue Code Section 501(c)(3) non-profit corporation and has been granted tax exempt status by the IRS. The TASER Foundation’s mission is to honor the service and sacrifice of local and federal law enforcement officers in the United States and Canada lost in the line of duty by providing financial support to their families. Daniel M. Behrendt, an officer of the Company, serves on the Board of Directors of the TASER Foundation. Patrick W. Smith and Thomas P. Smith resigned from the Board of Directors of the TASER Foundation in January 2006. Over half of the initial $1 million endowment was contributed directly by the Company’s employees. The Company bears all administrative costs of the TASER Foundation in order to ensure 100% of all donations are distributed to the families of fallen officers. For the year ended December 31, 2007, the Company incurred approximately $179,000 in such administrative costs. For the year ended December 31, 2007, the Company contributed $300,000 to the TASER Foundation. At December 31, 2007 the Company had an outstanding payable to the Foundation of $3,000.

          Consulting services
          Beginning in August 2005, the Company agreed to pay Mark Kroll, a member of the Board of Directors, a retainer of $8,000 per month to provide consulting services plus $200 per hour for any hour over 40 hours per month. The total expense for the period ended December 31, 2007 was approximately $227,000. At December 31, 2007, the Company had accrued liabilities of approximately $20,000 related to these services.
REPORT OF THE AUDIT COMMITTEE*
Board of Directors
TASER International, Inc.
     As discussed further below, the Audit Committee of the Board of Directors reviews the Company’s financial reporting process on behalf of the Board. The Audit Committee has sole authority to retain, set compensation and retention terms for, terminate, oversee and evaluate the work of the Company’s independent auditors. The independent auditors report directly to the Audit Committee. The Board has determined that each member of the Audit Committee meets the independence and financial literacy requirements set forth by the SEC and the NASDAQ, and that Mathew R. McBrady and Michael Garnreiter each qualify as audit committee financial experts (as defined by the SEC).
     The Company’s management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Grant Thornton LLP, the Company’s independent registered public accounting firm, is responsible for expressing an opinion based on their audits of the consolidated financial statements. In accordance with its written charter, the Audit Committee assists the Board of Directors in its oversight of (i) the integrity of the Company’s financial statements and the Company’s financial reporting processes and systems of internal control, (ii) the qualifications, independence and performance of the Company’s independent public accounting firm and the performance of the Company’s internal audit function, (iii) the Company’s compliance with legal and regulatory requirements involving financial, accounting and internal control matters, (iv) investigations into complaints concerning financial matters and (v) risks that may have a significant impact on the Company’s financial statements.
     Further, the Audit Committee reviews reports prepared by management on various matters including critical accounting policies and issues, material written communications between the independent auditors and management, significant changes in the Company’s selection or application of accounting principles and significant changes to internal control procedures. It is not the duty or responsibility of the Audit Committee to conduct auditing and accounting reviews or procedures.
     In discharging its oversight responsibilities with respect to the audit process, the Audit Committee (i) obtained from the independent public accounting firm a formal written statement describing all relationships between the independent public accounting firm and the Company that might bear on the independent public accounting firm’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, (ii) discussed with the independent auditing firm any relationships that may impact its objectivity and independence, and (iii) considered whether the non-audit services provided to the Company by Grant Thornton LLP are compatible with maintaining their independence. The Audit Committee also discussed with the independent auditing firm their identification of audit risk, audit plans and audit scope, as well as all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standard No. 61, as amended, “Communications with Audit Committees”.
     The Audit Committee reviewed and discussed with management and its independent public auditors our annual audited financial statements and quarterly financial statements, including a review of the “Managements’ Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Form 10-K and 10-Q filings, as well as the Company’s earnings press releases and information related thereto.

     During fiscal year 2007, the Audit Committee met with representatives of the independent public accounting firm, both with management present and in private sessions without management present, to discuss the results of the financial statement audit and quarterly reviews and to solicit their evaluation of the Company’s accounting principles, practices and judgments applied by management and the quality and adequacy of the Company’s internal controls.
     In performing the above described functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management and independent public accounting firm, which, in their report, express an opinion on the conformity of the Company’s annual financial statements to accounting principle generally accepted in the United States.
     Based upon the Audit Committee’s discussion with the Company’s management and Grant Thornton LLP and the Audit Committee’s review of the representations of the Company’s management and the report of the independent public accountants to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 when filed with the SEC. The Audit Committee also approved the selection of Grant Thornton LLP as the Company’s independent auditor for the fiscal year 2008.
February 11, 2008
The Audit Committee:
Matthew R. McBrady, Chairman
Bruce R. Culver
Michael Garnreiter
John S. Caldwell
Judy Martz

*          The foregoing Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by express reference therein.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The purpose of this Compensation Discussion and Analysis is to provide material information about our compensation objectives and policies and to explain and put into context the material elements of the disclosure which follows in this Proxy Statement with respect to the compensation of our named executive officers.
Introduction and Objectives
     Processes and Procedures For Considering and Determining Executive Compensation
     The Compensation Committee (the “Committee”) assists the Board in addressing matters relating to the fair and competitive compensation of our named executive officers and non-employee directors, together with matters relating to our other benefit plans. The Committee is composed of three independent directors, Bruce R. Culver, Matthew R. McBrady, and John S. Caldwell.
     The Committee met two times in 2007. All Committee members were present for these meetings.
     Five members of management, Chairman, Thomas P. Smith, Chief Executive Officer, Patrick W. Smith, President, Kathleen Hanrahan, General Counsel, Douglas E. Klint, and Chief Financial Officer, Daniel M. Behrendt, attended portions of each meeting. The agenda for each meeting was determined by the Committee members prior to the meeting. The Committee receives and reviews materials in advance of each meeting. These materials include information that management believes will be helpful to the Committee as well as materials that the Committee requests. Depending on the agenda for the particular meeting, these materials may include:

☐	Financial reports;

☐	Reports on levels of achievement of corporate performance objectives;

☐	Tally sheets setting forth the total compensation of the named executive officers, including base salary, cash incentives, equity awards, perquisites and other compensation and any potential amounts payable to the executives pursuant to employment agreements, severance agreements and change of control provisions;

☐	Summaries which show the executive officers’ total accumulated stock option holdings; and

☐	Information regarding compensation paid by comparable companies identified in executive compensation surveys.
     The Committee’s primarily responsibilities are to:

☐	Review and approve corporate goals and objectives relevant to the compensation of executive officers, evaluate the performance of the executive officers in light of these goals and objectives and determine and approve the compensation level of executive officers based on that evaluation.

☐	Evaluate and establish the incentive components of the Chief Executive Officer’s compensation and related bonus awards, taking into account our performance and relative stockholder return, the value of similar incentive awards to chief executive officers at comparable companies, the services rendered by the Chief Executive Officer and the awards given to the Chief Executive Officer in past years.

☐	Review and approve the design of the compensation and benefit plans which pertain to Directors, the Chief Executive Officer and other senior executive officers who report directly to the Chief Executive Officer.

☐	Administer equity based plans, including stock option plans.

☐	Approve the material terms of all employment, severance and change-of-control agreements for executive officers.

☐	Recommend to the Board the compensation for Board members, such as retainer, committee Chairman fees, stock options and other similar items.

☐	Provide oversight regarding our welfare and other benefit plans, policies and arrangements.

☐	Prepare the compensation committee report on executive compensation to be included in our annual proxy statement and annual report on Form 10-K filed with the SEC.

☐	Review and discuss with management the Compensation Discussion and Analysis and based on such review and discussion, recommend to the Board whether to include the Compensation Discussion and Analysis in the Annual Report on Form 10-K or in our Proxy Statement.
     The Committee’s Charter reflects these responsibilities, and the Committee and the Board periodically review and revise the Charter. The Charter was last revised on April 3, 2007. The full text of the Compensation Committee Charter is available on our website at www.taser.com.
Role of Management and Consultants in Determining Executive Compensation
     Our executive management supports the Committee in its work by preliminarily outlining compensation levels for named executive officers, administering our welfare and other benefit plans and providing data to the Committee for analysis. Annually, compensation is initially determined by the CEO for each executive (excluding the CEO), consisting of base salary, annual cash incentive bonus, and long-term incentive compensation, which is then provided to the Committee for review and approval.
     Our Committee has discretionary authority under its charter to engage the services of outside consultants and advisors, as it deems necessary or appropriate in the discharge of its duties and responsibilities. The Committee has budgetary authority to authorize and pay for the services of outside consultants and the consultants report directly to the Committee. In 2007 the Committee directly retained the services of Pearl Meyer & Partners (“Pearl Meyer”) to perform a review and analysis of the Company’s senior executive compensation program. Pearl Meyer was instructed to perform a review of competitive compensation for executive positions, including: base salaries, total cash compensation (salary plus bonuses), total direct compensation (total cash plus long-term incentives plus other annual compensation), and total remuneration (total direct compensation plus other annual compensation). The scope of Pearl Meyer’s assignment included developing a peer group of companies to compare the Company’s executive compensation to, based on the following criteria: revenue, enterprise value, and type of industry. This survey information was then forward trended to December 31, 2007for comparison purposes.
     The Committee also evaluates compensation data and plan design information from national surveys and other public companies, including companies we consider to be our peers, which we discuss in more detail below.
Our Compensation Philosophy
     The Committee is in place to address matters relating to the fair and competitive compensation of our named executive officers and non-employee directors, together with matters relating to our other benefit plans. The Committee is guided by three principal goals and objectives: (1) to allow us to attract and retain talent, our salaries should be in the range with the level of salaries paid to companies that are considered peers; (2) annual incentive bonuses should be directly related to our financial results produced during the year; and (3) long term compensation in the form of stock options should be directly linked to Company performance and enhancement of stockholder value.
     The Committee believes that executive compensation should be aligned with the values, objectives and financial performance of the Company. The Committee wants to motivate our officers and key employees to achieve the Company’s goals of providing our stockholders with a competitive return on their investments, which we believe results from producing high quality products. Our compensation program is designed to attract and retain highly qualified individuals who are capable of making significant contributions to our long-term success; promote a performance orientated environment that encourages Company and individual achievement; reward named executive officers for long-term strategic management and the enhancement of stockholder value.
     The Committee believes that compensation paid to named executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis, and that such compensation should assist us in attracting and retaining key executives critical to its long-term success. It is important that our compensation program be competitive to allow us to continue to attract and retain key employees.
     Any decision to materially increase compensation is based upon the factors listed above, taking into account all forms of compensation, as well as based upon individual achievement of performance goals. These goals include revenue and pretax earnings targets as well as specific management tasks. Decisions regarding the CEO’s compensation are made by the Committee and reflect the same considerations used for the other named executive officers. The Committee’s decisions regarding compensation for the CEO and each named executive officer are submitted to the other independent directors for ratification. The compensation policy is consistent for each named executive officer.
     The Committee believes that the named executive officers’ total compensation programs should strengthen the relationship between pay and performance by emphasizing variable, at-risk compensation that is dependent upon the successful achievement of specified corporate performance goals. The Committee also believes that a portion of pay for named executive officers should be comprised of long-term, at-risk pay to align management interests with those of stockholders. Ultimately, we balance the foregoing purposes for compensation against our need to ensure that any total compensation package we offer enhances our ability to attract, retain and develop exceptionally knowledgeable and experienced executives because our successful operation and management depends upon our management.

     The Committee has not adopted any claw-back policies, nor does it have any security ownership guidelines and does not take into consideration amounts realized from prior compensation in determining current compensation for executive officers.
Our Compensation Programs
     The total compensation program for our named executive officers consists of the following elements:

☐	Annual Salary

☐	Annual cash incentive bonus

☐	Long-term incentive compensation
     Peer Group
     To ensure our compensation programs are at proper levels, the Committee compares our compensation elements and levels of pay to an industry peer group as well as broader market pay practices. Companies in the peer group were selected based upon the following criteria:

☐	Similar to us in revenue, enterprise value, and type of industry with executive positions similar in breadth, complexity and scope of responsibility;

☐	International operations;

☐	Competes with us for executive talent.
     For purposes of establishing 2008 compensation, the peer group consisted of the following companies: Acme Packet, Inc., Amerigon, Inc., Blue Coat Systems, Inc., Cephaid, Inc., Concur Technologies, Inc., Falconstor Software, Inc., Globarstar, Inc., J2 Global Communications, Inc., NuVasiv, Inc., Omniture, Inc., Riverbed Technology, Inc., Sigma Designs, Inc., Smith & Wesson Holding Corporation, Smith Micro Software, Inc., Spectranetics Corporation, Ultimate Software Group, Inc., VASCO Data Security International, Inc., and Zoltek Companies, Inc. Pearl Meyer selected these companies and compiled compensation data for them from the companies’ public SEC filings. The results of this comparative analysis were discussed at the Committee’s December 7, 2007 meeting and were used to assist in determining 2008 bonus potential and base compensation amounts for our executives. In addition to the market-based data, the Committee ensures compensation is aligned with our values, objectives and financial performance, as described above.
     Benchmarking
     Our compensation focuses heavily upon cash compensation. However, we also utilize various non-cash compensation programs, specifically stock options. To establish total compensation for our named executive officers, the Committee compares our named executive officers’ compensation against comparative company pay practices and also considers recommendations from the CEO regarding those executives reporting directly to him. Our management team provides the Committee historical and prospective breakdowns of the total compensation components for each executive officer. Based upon the analysis of the pay practices of our peer group and analysis provided by the Committee’s consultant, the Committee believes that our base salary compensation and long-term incentive compensation are generally lower than the median of our established peer group. It is the Committee’s intent that our salaries, annual cash incentive bonus awards and long-term incentive award values be targeted at a level approaching the 75th percentile of competitive market pay practices. Actual payments of executive compensation in 2007, including salaries, annual cash incentive bonus awards and long-term incentive award values, fell at the 25th percentile of peer group compensation for the Chairman and CEO and between the 50th and 75th percentile for the President and Chief Operating Officer and the Chief Financial Officer.

     The Committee is working to ensure that over time our compensation becomes more consistent with the Committee’s goal of setting compensation in relation to our established peer group. In general, the Committee believes total compensation of our named executive officers should be between the median and the 75th percentile of our peer group. The Committee believes that targeting for this range will reflect competitive market pay practices and our current compensation philosophy, which balances our “pay for performance” strategy against our desire to offer competitive compensation with respect to our industry peer group, thus allowing us to attract and retain management talent.
     At the Committee’s meeting on December 7, 2007, the Committee approved the payment of the 2007 annual cash incentive bonus awards based on the Company’s 2007 results and determined the 2008 base salary compensation amounts for the named executive officers. At this meeting, the Committee reviewed stock option summaries and tally sheets for each named executive officer in determining appropriate compensation levels. The Committee intends to continue to review its current compensation programs annually in conjunction with its determination of the executive compensation for the coming year in order to bring our compensation in line with our compensation philosophy. We believe that effectiveness of the compensation programs is predicated upon continual review to ensure our compensation is competitive with the market.
     Annual Salary
     The 2007 base salaries of our named executive officers are shown in the “Salary” column of the Summary Compensation Table in this Proxy Statement. Salaries for named executive officers are reviewed on an annual basis, as well as at the time of a promotion or other changes in responsibilities.
     Base compensation is targeted at about the 75th percentile of compensation paid to executives with similar levels of experience based on salary surveys of similarly sized companies in comparable industries in order to ensure that we can attract and retain appropriate levels of executive talent. Individual executives may be paid higher or lower than this target pay positioning at the discretion of the Committee depending on facts such as tenure with the Company, results of personal, department and corporate performance, and the perceived detrimental effects to the Company that may result from such executive’s departure. The base salaries of our executive officers were established by the Committee and approved by the independent directors after considering compensation salary trends, overall level of responsibilities, total performance and compensation levels for comparable positions in the market for executive talent based on salary surveys and compensation data from peer group companies.
     As discussed above, the Committee believes that our base salary compensation is generally lower than competitive market pay data based upon our internal analysis of comparable companies and national salary surveys. The Committee has utilized this information, as well as suggestions from management, in determining annual salary increases.
     Annual Incentive Cash Bonuses
          The objective of the annual incentive cash bonus plan is to provide executives with a competitive total cash compensation opportunity relative to market practices while aligning rewards with short-term financial results which the Committee believes will help achieve our goals of providing our stockholders with a competitive return on their investments over the long term.
          The Bonus Plan was approved by the Committee in January 2006. Annual incentive awards are determined as a percentage of each named executive officer’s base salary. Annual incentive awards under the Bonus Plan are determined each year for executive officers. Targeted bonuses for the Chairman, Chief Executive Officer, President and Chief Financial Officer were 50%, 50%, 35% and 35%, respectively, of their base cash compensation. The actual payouts for the executives were derived by taking their targeted bonus divided by the total company targeted bonus times the bonus pool to calculate their portion of the bonus pool. Patrick Smith earned a total bonus of $107,075 in 2007, $25,313 of which was reallocated at the request of Mr. Smith back into the Company bonus pool for the benefit of other employees. Thomas Smith earned a total bonus of $107,075 in 2007. Ms. Hanrahan earned a total bonus of $73,453 in 2007. Mr. Behrendt earned a bonus of $71,955 in 2007. The gross bonus amounts paid in 2007 to Mr. Patrick Smith, Mr. Thomas Smith, Ms. Hanrahan, and Mr. Behrendt were 85.6% of their targeted bonus amounts. The Committee establishes the performance measures and other terms and conditions of awards for executive officers and has the authority to cancel or award an additional bonus amount at its discretion. The Bonus Plan is based on performance against the Board approved budget plan and uses pretax earnings as the metric and is thus conditioned on the pre-tax profitability of the Company.

The Committee can cancel the bonus for the executive officers at its discretion. The Committee has not canceled a bonus for executive officers, nor has it awarded an additional discretionary bonus amount to an executive officer.
     Long-Term Incentive Compensation
     The Committee believes that equity-based compensation helps ensures that our executive officers have a continuing stake in our long-term success. As such, the Committee has implemented, with board and stockholder approval, the 2004 Stock Option Plan (the “Plan”).
     The Plan provides for the opportunity to grant stock options to officers, other key employees to help align those individuals’ interests with those of stockholders, to motivate executives to make strategic long-term decisions, and to better enable us to attract and retain capable directors and executive personnel.
     During 2007, stock options for 58,962 shares were granted to Messrs. Patrick and Thomas Smith, 57,788 shares were granted to Ms. Hanrahan and 56,604 shares were granted to Mr. Behrendt. Stock options awarded in 2007 were granted effective on the date of the Company’s Annual Meeting of Stockholders which is the same date that annual stock option awards are automatically granted to outside directors under the Company’s Directors Stock Option Plan. The Company has traditionally made its stock option grants effective on the date of the Company’s Annual Meeting of Stockholders, except for stock options that are granted to new employees which are effective their first date of employment.
Employment Agreements and Other Arrangements
          In July 1998, the Company entered into employment agreements with Patrick W. Smith, Thomas P. Smith and Kathleen C. Hanrahan. The agreements were for an initial three-year term ending June 30, 2001, and were automatically renewed for a two-year term on such date and were automatically renewed for an additional two year term on June 30, 2003 and such agreements will be automatically renewed every two years thereafter unless the Company gives the officer who is a party to each such agreement a one-year prior notice of termination, if the termination is without cause. In May 2004, the Company entered into an employment agreement with Daniel M. Behrendt pursuant to which he agreed to serve as its Chief Financial Officer. In December 2006, the Company increased Messrs. Patrick and Thomas Smith’s annual base compensation to $250,000 effective January 1, 2007, increased Ms. Hanrahan’s annual base compensation to $245,000 effective January 1, 2007, and increased Mr. Behrendt’s annual base compensation to $240,000 effective January 1, 2007. The Company may terminate these agreements with or without cause. The conditions or events triggering the payment of severance benefits include the executive’s death, disability, termination without cause, or a change in control of the Company. Conditions to the payment of severance benefits include covenants relating to assignment of inventions, nondisclosure of Company confidential information, and non-competition with the Company for a period of 18 months after termination of employment without cause or change in control of the Company. Should the Company terminate the executive without cause, upon a change of control or upon the death or disability of the executive, the executive is entitled to severance compensation equal to 12 months of salary in the event of termination without cause, 24 months of salary in the event of a change of control and 18 months of salary in the event of death or disability. The severance benefit amounts with respect to the above triggering events were determined based on competitive practices within peer group of companies. The Company agreed to pay these variable amounts of compensation as severance benefits or change of control benefits in order to attract and retain executive officers.
          The table below reflects the amount of severance compensation that would be provided to each of the named executive officers of the Company assuming the termination of such executive’s employment occurred on December 31, 2007.

	Voluntary	For Cause	Involuntary Not
	Termination	Termination	For Cause	Change of	Death or
	on 12/31/07	on 12/31/07	Termination on	Control on	Disability on
Name and Principal Position	($)	($)	12/31/07 ($)	12/31/07 ($)	12/31/07 ($)
Patrick W. Smith	—	—	250,000	500,000	375,000

Thomas P. Smith	—	—	250,000	500,000	375,000

Kathleen C. Hanrahan	—	—	245,000	490,000	367,500

Daniel M. Behrendt	—	—	240,000	480,000	360,000
Perquisites and Other Personal Benefits
     We provide named executive officers with no significant perquisites or other benefits, except for Company 401(k) partial matching contributions and health care benefits that are available to all employees. The Committee periodically reviews the levels of perquisites and other benefits that could be provided to the named executive officers.
Compensation Deductibility
     Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) imposes a limit on tax deductions for annual compensation in excess of $1 million paid to the named executive officers. This provision excludes certain forms of “performance-based compensation,” including stock options, from the compensation taken into account for purposes of that limit. The Committee believes that our Bonus Plan is “performance-based” within the meaning of that restriction. Nonetheless, the Committee believes that, it is desirable for executive compensation to be fully tax deductible. However, whenever in the Committee’s judgment would be consistent with the objectives pursuant to which the particular compensation is paid, we will compensate our executive officers fairly in accordance with our compensation philosophy, regardless of the anticipated tax treatment. The Committee will from time to time continue to assess the impact of Section 162(m) of the Code on its compensation practices and will determine what further action, if any, may be appropriate in the future.
Cash and Non-Cash Compensation Paid To Named Executive Officers
          The following table sets forth information regarding compensation of the Company’s named executive officers who are : (1) our principal executive officer and principal financial officer during 2007; and (2) the two other executive officers who were serving as executive officers at the end of 2007 other than the principal executive officer and the principal financial officer. The Company has no other executive officers.
SUMMARY COMPENSATION TABLE

			Non-Equity Incentive
			Plan Compensation	Option
Name and Principal Position	Year	Salary ($)	($) (1)	Awards ($) (2)	Total ($)
Patrick W. Smith	2007	250,000	81,762	63,325	395,087
Chief Executive Officer	2006	230,000	27,918	2,661	260,579

Thomas P. Smith	2007	250,000	107,075	63,325	420,400
Chairman of the Board	2006	230,000	47,089	2,661	279,750

Kathleen C. Hanrahan	2007	245,000	73,453	59,024	377,477
President	2006	223,703	39,146	2,306	265,155

Daniel M. Behrendt	2007	240,000	71,955	211,460	523,415
Chief Financial Officer	2006	220,320	45,203	127,386	392,909

(1)	The 2007 Bonus Plan was approved by the Company’s Compensation Committee. The bonus plan is based on profitability, with the Company allocating 5.88% of Pre-Tax Income before extraordinary items into the bonus pool. Targeted bonus for the Chief Executive Officer, Chairman, President and Chief Financial Officer were 50%, 50%, 35%, and 35% of their base cash compensation, respectively. Every full time employee at TASER International was also eligible to receive part of the bonus pool. The actual payouts for the executives were derived by dividing their targeted bonus by the total Company targeted bonus and multiplying by the actual bonus pool to calculate their portion thereof. Patrick Smith was eligible for a bonus of $107,075 in 2007, $25,313 of which was voluntarily reallocated at the request of Mr. Smith back into the Company bonus pool for the benefit of other employees. Thomas Smith, Ms. Hanrahan and Mr. Behrendt earned bonuses of $107,075, $73,453 and $71,955, respectively, in 2007.

(2)	The amounts reflect the dollar amount recognized for financial reporting purposes for the fiscal year ended December 31, 2007 and 2006, in accordance with SFAS 123(R). Pursuant to SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions included in the calculation of this amount for the fiscal year ended December 31, 2007 and 2006 are included in footnote 1p to our financial statements for the fiscal year ended December 31, 2007, included in our Annual Report on Form 10-K filed with the SEC.

(3)	The executive officers received perquisites consisting of 401(k) matching contributions and health insurance, the value of which did not exceed $10,000.
GRANTS OF PLAN-BASED AWARDS
     The following table shows information about awards made under various compensation plans during 2007:

					All other
					option
					awards;	Exercise	Grant date
					Number of	or base	fair value
		Estimated Future payouts under			securities	price of	of stock
		non-equity incentive plan awards (1)			underlying	option	and option
		Threshold	Target	Maximum	options (2)	awards (3)	awards
Name	Grant Date	($)	($)	($)	(#)	($/sh)	($)
Patrick W. Smith	December 2007	62,500	125,000	250,000	—	—	—
	05/25/2007	—	—	—	58,962	10.29	300,117

Thomas P. Smith	December 2007	62,500	125,000	250,000	—	—	—
	05/25/2007	—	—	—	58,962	10.29	300,117

Kathleen C. Hanrahan	December 2007	42,875	85,750	171,500	—	—	—
	05/25/2007	—	—	—	57,788	10.29	294,141

Daniel M. Behrendt	December 2007	42,000	84,000	168,000	—	—	—
	05/25/2007	—	—	—	56,604	10.29	288,114

(1)	Represents awards under the 2007 Bonus Plan to the named executive officers. The actual amounts received by the named executive officers under the 2007 Bonus Plan are set forth in the Summary Compensation Table. These bonuses were partially paid in December 2007 and the balance in February 2008.

(2)	Represents awards of stock options granted to the named executive officers in May 2007 under the stock option plan. The grant date was the same date as the 2007 Annual Shareholders Meeting as determined by Compensation Committee. The stock options vest ratably on a monthly basis over three years from the grant date and remain exercisable for ten years thereafter.

(3)	Represents the closing sale price per share as reported on the NASDAQ on the date of grant.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
          The following table includes certain information with respect to all options previously awarded to the executive officers named above as of December 31, 2007.

	Option Awards
	Number of Securities Underlying
				Option
				Exercise
Name	Exercisable (1)	Unexercisable		Price ($)	Option Expiration Date
Patrick W. Smith	32,000	—		0.36	03/04/08
	24,000	—		2.40	10/01/08
	270,000	—		7.22	01/06/09
	6,068	—		18.77	10/01/14
	74,100	—		8.81	04/20/15
	11,471	47,491	(2)	10.29	05/25/17
Thomas P. Smith
	504,000	—		1.33	05/29/12
	52,000	—		0.32	03/04/13
	24,000	—		2.40	09/28/13
	270,000	—		7.22	01/04/14
	6,068	—		18.77	10/01/14
	74,100	—		8.81	04/20/15
	11,471	47,491	(2)	10.29	05/25/17
Kathleen C. Hanrahan
	32,500	—		0.55	01/01/11
	97,070	—		1.33	05/29/12
	115,262	—		0.32	03/04/13
	56,776	—		7.22	01/04/14
	5,518	—		18.77	10/01/14
	50,800	—		8.81	04/20/15
	11,242	46,546	(2)	10.29	05/25/17
Daniel M. Behrendt
	60,000	—		17.12	04/26/14
	10,000	—		13.88	08/30/14
	5,518	—		18.77	10/01/14
	101,600	—		8.81	04/20/15
	11,012	45,592	(2)	10.29	05/25/17

(1)	All options reported in the exercisable column are fully vested as of December 31, 2007.

(2)	These options vest ratably on a monthly basis and become fully vested on May 26, 2010.

OPTION EXERCISES AND STOCK VESTED
          The following table includes certain information with respect to all options exercised by the named executive officers in the year ended December 31, 2007.

Option Awards (1)
Number of
Shares
	Acquired on	Value Realized on
Name	Exercise (#)	Exercise ($)
(a)	(b)	(c )
Patrick W. Smith	504,000 (2)	4,067,280

Thomas P. Smith	—	—

Kathleen C. Hanrahan	—	—

Daniel M. Behrendt	—	—

(1)	Column (b) is the number of stock options exercised by the named executive officer during 2007 and Column (c) is the market value at the time of exercise of the shares purchased less the exercise price paid.

(2)	On May 23, 2007, Patrick Smith and Thomas Smith adopted a stock trading plan in accordance with Rule 10b5-1 of the Securities Act of 1934. Patrick Smith exercised nonqualified stock options to acquire 504,000 shares of TASER common stock which would have expired on May 29, 2007 and executed a “cashless” exercise for a portion of these nonqualified stock options under which approximately 100,000 option shares were sold on the open market to fund the acquisition of the balance of 404,000 option shares being acquired through an “exercise and hold.”
COMPENSATION COMMITTEE REPORT*
     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the this Proxy Statement.

The Compensation Committee:

Judy Martz, Chairman
Mathew R. McBrady
John S. Caldwell

*          The foregoing Compensation Committee Report on Executive Compensation will not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     No member of the Compensation Committee is, or was during or prior to fiscal 2007, an officer or employee of the Company or any of its subsidiaries. None of the Company’s executive officers serves as a director or member of the compensation committee of another entity in a case where an executive officer of such other entity serves as a director or member of the Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
          The following table sets forth information, as of April 11, 2008, with respect to beneficial ownership of the Company’s Common Stock (the only class of shares of outstanding voting securities of the Company) by each director or nominee for director, by each named executive officer, by all directors and officers as a group, and by each person who is known to the Company to be the beneficial owner of more than five percent of the Company’s outstanding Common Stock.
          The Company believes that, except as otherwise described below, each named beneficial owner has sole voting and investment power with respect to the shares listed.

	Amount and Nature of
Name and Address of Beneficial Owner(1)	Beneficial Ownership(2)	Percent of Class(3)
Bruce R. Culver	1,289,119	1.9%
Patrick W. Smith	2,552,030	3,9%
John S. Caldwell	10,878	*
Michael Garnreiter	10,976	*
Richard H. Carmona	11,027	*
Thomas P. Smith	1,414,910	2.1%
Judy Martz	49,107	*
Matthew R. McBrady	169,775	*
Mark W. Kroll	129,773	*
Kathleen C. Hanrahan	377,189	*
Daniel M. Behrendt	195,986	*

All directors and executive officers as a group (11 persons)	6,199,743	9.4%

*	less than 1%

(1)	The address of each of the persons listed is c/o TASER International, Inc., 17800 North 85th Street, Scottsdale, AZ 85255.

(2)	The shares shown as beneficially owned include 169,775 shares for Bruce R. Culver, 393,822 shares for Patrick W. Smith, 10,878 shares for John S. Caldwell, 10,976 shares for Michael Garnreiter, 11,027 shares for Richard H. Carmona, 893,829 shares for Thomas P. Smith, 49,107 shares for Judy Martz, 169,775 shares for Matthew R. McBrady, 129,773 shares for Mark W. Kroll, 377,189 shares for Kathleen C. Hanrahan, 195,986 shares for Daniel M. Behrendt, and 2,401,110 shares for the group, which such persons and the group have the right to acquire by exercise of stock options or warrants within 60 days following April 11, 2008.

(3)	Calculated based on number of outstanding shares as of April 11, 2008 which is 63,430,530 shares plus the total number of shares which the reporting person has the right to acquire within 60 days following April 11, 2008.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10 percent beneficial owners are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely on a review of the copies of such reports furnished to the Company and written representations from reporting persons that no other reports were required, to the Company’s knowledge, such persons complied with all of the Section 16(a) filing requirements applicable to them in 2007.

PROPOSAL TWO:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          The Audit Committee has appointed Grant Thornton LLP, independent registered public accounting firm, to audit the consolidated financial statements of the Company for the year ending December 31, 2008. Grant Thornton LLP has acted as the independent registered public accounting firm for the Company since September 15, 2005. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.
          Stockholder ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. Nonetheless, the Audit Committee is submitting the selection of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice and because the Audit Committee values stockholders’ views on our independent auditors.
          If the stockholders fail to ratify the election, the Audit Committee will reconsider the appointment of Grant Thornton LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such an appointment would be in our best interest and the best interest of our stockholders.
          If the appointment is not approved by the stockholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment in 2008 will stand, unless the Audit Committee finds other good reason for making a change.
          Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008.
          The Board of Directors recommends a vote FOR ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2008 year.
Audit and Non-Audit Fees
          Audit and Non-Audit Fees. The following table presents fees for audit, tax and other professional services rendered by Grant Thornton LLP for the years ended December 31, 2007 and 2006.

	2007	2006
Audit fees	$510,641	$578,163
Audit-related Fees	—	—
Tax Fees	251,991	85,795
All Other Fees	—	—

	$762,632	$663,958

          Audit Fees: Consists of fees billed for professional services rendered for the audit of TASER International Inc.’s financial statements, fees billed related to Sarbanes Oxley 404 services and services that are normally provided by Grant Thornton LLP in connection with statutory and regulatory filings or engagements and fees
          Tax Fees: Consists of fees billed principally for services provided in connection with worldwide tax planning and compliance services, research and development tax credit studies, expatriate tax services, and assistance with tax audits and appeals.
          Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor. Consistent with SEC policies regarding auditor independence, the Audit Committee must pre-approve all audit and permissible non-audit services provided by our independent auditors. Our Non-Audit Services Pre-Approval Policy covers all services to be performed by our independent auditors. The policy contemplates a general pre-approval for all audit, audit-related, tax and all other services that are permissible, with a general pre-approval period of twelve months from the date of each pre-approval. Any other proposed services that are to be performed by our independent auditors, not covered by or exceeding the pre-approved levels or amounts, must be specifically approved in advance.
          Prior to engagement, the Audit Committee pre-approves the following categories of services. These fees are budgeted, and the Audit Committee requires the independent auditors and management to report actual fees versus the budget periodically throughout the year, by category of service.
❑	Audit services include the annual financial statement audit (including required quarterly reviews) and other work required to be performed by the independent auditors to be able to form an opinion on our Consolidated Financial Statements. Such work includes, but is not limited to, comfort letters, and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

❑	Audit-related services are for services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent auditor. Such services typically include but are not limited to, due diligence services pertaining to potential business acquisitions or dispositions, accounting consultations related to accounting, financial reporting or disclosure matters not classified as “audit services,” statutory audits or financial audits for subsidiaries or affiliates, and assistance with understanding and implementing new accounting and financial reporting guidance.

❑	Tax services include all services performed by the independent auditors’ tax personnel, except those services specifically related to the financial statements, and includes fees in the area of tax compliance, tax planning and tax advice.
          The Audit Committee has considered and concluded that the provision by Grant Thornton LLP of non-audit services is compatible with Grant Thornton maintaining its independence.
     Audit Committee Pre-Approval Procedures for Independent Auditor-Provided Services
          The Audit Committee has the sole authority to engage the Company’s outside auditing and tax preparation firms and must pre-approve all tax consulting and auditing arrangements and all non-audit services prior to the performance of any such service. In addition, any proposed engagement of the independent registered public accounting firm for services that are not pre-approved audit-related and tax consulting services as described above must also be pre-approved on a case-by-case basis by the Audit Committee or the Chairman of the Audit Committee, or, if the Chairman is unavailable, another member of the Audit Committee. The Company’s Chief Financial Officer has the authority to engage the Company’s outside auditing and tax preparation firms for amounts less than $5,000. All of the audit-related fees, tax fees and all other fees in 2007 were approved by the Audit Committee.
          The Audit Committee of the Board of Directors has the sole authority to engage the Company’s outside auditing and tax preparation firms and must pre-approve all tax consulting and auditing arrangements and all non-audit services prior to the performance of any such service. Approval for these services is evaluated during Audit Committee meetings.
FORWARD LOOKING STATEMENTS
          This proxy statement contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve substantial risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include, but are not limited to, statements made in the Compensation Discussion and Analysis section of this Proxy Statement about our compensation structure and programs and our intentions with respect thereto. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect TASER’s business, particularly those mentioned under the heading “Risk Factors” in TASER’s Annual Report on Form 10-K, and in the periodic reports that TASER files with the SEC on Form 10-Q and Form 8-K.

STOCKHOLDER PROPOSALS
          To be eligible for inclusion in the Company’s proxy materials for the 2009 annual meeting of stockholders, a proposal intended to be presented by a stockholder for action at that meeting must, in addition to complying with the stockholder eligibility and other requirements of the SEC’s rules governing such proposals, be received not later than December 26, 2008 by the Secretary of the Company at the Company’s principal executive offices, 17800 North 85th Street, Scottsdale, Arizona 85255.
          Stockholders may bring business before an annual meeting only if the stockholder proceeds in compliance with the Company’s Bylaws. For business to be properly brought before the 2008 annual meeting of stockholders by a stockholder, notice of the proposed business must be given to the Secretary of the Company in writing no later than 60 days before the annual meeting of stockholders or (if later) ten days after the first public notice of the meeting is sent to stockholders.
          The notice to the Company’s Secretary must set forth as to each matter that the stockholder proposes to bring before the meeting: (a) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the annual meeting; (b) the stockholder’s name and address as they appear on the records of the Company, business address and telephone number, residence address and telephone number, and the number of shares of Common Stock of the Company directly or beneficially owned by the stockholder; (c) any interest of the stockholder in the proposed business; (d) the name or names of each person nominated by the stockholder to be elected or re-elected as a director, if any; and (e) with respect to any such nominee, the nominee’s name, business address and telephone number, residence address and telephone number, the number of shares of Common Stock of the Company, if any, directly or beneficially owned by the nominee, all information relating to the nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, under Regulation 14A of the Securities Exchange Act of 1934, as amended, or successor regulation, and a letter signed by the nominee stating the nominee’s acceptance of the nomination, the nominee’s intention to serve as a director if elected and consenting to being named as a nominee for director in any proxy statement relating to such election.
          The presiding officer at any annual meeting shall determine whether any matter was properly brought before the meeting in accordance with the above provisions. If the presiding officer should determine that any matter has not been properly brought before the meeting, he or she will so declare at the meeting and any such matter will not be considered or acted upon.
Householding of Annual Meeting Materials
          Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one (1) copy of the Proxy Statement and annual report may have been sent to multiple stockholders in a stockholder’s household. The Company will promptly deliver a separate copy of either document to any stockholder who contacts the Company’s investor relations department at 17800 North 85th Street, Scottsdale, Arizona 85255, phone number (800) 978-2737, requesting such copies. If a stockholder is receiving multiple copies of the Proxy Statement and annual report at the stockholder’s household and would like to receive a single copy of the proxy statement and annual report for a stockholder’s household in the future, stockholders should contact their broker, other nominee record holder, or the Company’s investor relations department to request mailing of a single copy of the proxy statement and annual report.
          A copy of the Company’s 2007 Annual Report on Form 10-K for the fiscal year ended December 31, 2007 is available to stockholders without charge upon request to: Investor Relations, TASER International, Inc., 17800 North 85th Street, Scottsdale, Arizona 85255.
IMPORTANT NOTICE REGARDING INTERNET AVAILABILTY OF PROXY
MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 28, 2008
          The proxy materials for the Company’s annual meeting of stockholders, including the 2007 annual report and this proxy statement, are available over the Internet by accessing the Company’s website at www.taser.com. Other information on the Company’s website does not constitute part of the Company’s proxy materials.
By Order of the Board of Directors,
/s/ DOUGLAS E. KLINT
Douglas E. Klint
Corporate Secretary
April 25, 2008

PROXY
TASER INTERNATIONAL, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 28, 2008
Solicited on Behalf of the Board of Directors of the Company
The undersigned hereby appoints Thomas P. Smith and Douglas E. Klint as proxies, each with full power of substitution, to vote all of the shares of Common Stock that the undersigned is entitled to vote at the 2008 Annual Meeting of Stockholders of TASER International, Inc. to be held on Wednesday May 28, 2008 beginning at 10:00 a.m. (Arizona time) and at any adjournments or postponements thereof on the matters set forth below:
Board recommends a vote FOR:
1.	TO ELECT THREE DIRECTORS:

☐ VOTE FOR all nominees listed (except as marked to the contrary below).

Instruction: To withhold authority to vote for an individual nominee, strike a line through the nominee’s name below.
Class B (three-year term)
Patrick W. Smith, Mark W. Kroll and Judy Martz
☐ WITHHOLD AUTHORITY to vote for all nominees listed.

2.	TO RATIFY APPOINTMENT OF GRANT THORNTON LLP as the Company’s independent registered public accounting firm for 2008.

☐ FOR ☐ AGAINST ☐ ABSTAIN
(please sign on reverse side)

• PLEASE VOTE, SIGN, AND RETURN THE ABOVE PROXY •
You are cordially invited to attend the 2008 Annual Meeting of Stockholders of TASER International, Inc., which will be held at 17800 North 85th Street, Scottsdale, Arizona 85255 beginning at 10:00 a.m. (Arizona time) on Wednesday, May 28, 2008.
Whether or not you plan to attend this meeting, please sign, date, and return your proxy form above as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. If you attend the meeting, you may revoke your proxy, if you wish, and vote personally. It is important that your stock be represented.
Douglas E. Klint, Corporate Secretary

          THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED (1) “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR, AND (2) “FOR” THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY, MORE FULLY DESCRIBED IN THE NOTICE OF ANNUAL MEETING AND THE ACCOMPANYING PROXY STATEMENT, AND IN THE DISCRETION IN THE PROXIES ON OTHER MATTERS THAT MAY BE PROPERLY PRESENTED AT THE MEETING. IF ANY OF THE NAMED NOMINEES SHOULD BECOME UNAVAILABLE PRIOR TO THE ANNUAL MEETING THE PROXY WILL BE VOTED FOR ANY SUBSTITUTE NOMINEE OR NOMINEES DESIGNATED BY THE BOARD OF DIRECTORS.
          Please date and sign exactly as your name or names appear below. If more than one name appears, all should sign. Persons signing as attorney, executor, administrator, trustee, guardian, corporate officer or in any other official or representative capacity, should also provide full title. If a partnership, please sign in full partnership name by authorized person

Dated:

Signature or Signatures
PLEASE SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE